UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

CARDINAL ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765)-964-3137

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2008, Cardinal Ethanol, LLC (“Cardinal”) and ICM, Inc. entered into a Tricanter Purchase and Installation Agreement under which ICM, Inc. constructed and installed a Tricanter Oil Separation System at Cardinal’s ethanol plant. On February 12, 2010, GS Cleantech Corporation filed a lawsuit in the United States District Court for the Southern District of Indiana, claiming that Cardinal’s operation of the oil recovery system manufactured and installed by ICM, Inc. infringes a patent claimed by GS CleanTech.. On February 16, 2010, Cardinal entered into an Amendment to Tricanter Purchase and Installation Agreement with ICM, Inc. Pursuant to the terms of the Amendment, ICM, Inc. will indemnify Cardinal from and against all claims, demands, liabilities, actions, litigations, losses, damages, costs and expenses, including reasonable attorney’s fees arising out of any claim of infringement of patents, copyrights or other intellectual property rights by reason of Cardinal’s purchase and use of the Tricanter Oil Separation System. In addition, ICM, Inc. has agreed to defend Cardinal, at ICM’s expense in the lawsuit filed by GS Cleantech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: February 18, 2010	/s/ Jeff Painter

Jeff Painter,
Chief Executive Officer and President
(Principal Executive Officer)